EMPLOYMENT AGREEMENT

                                    Between:

                               INTELLIGROUP, INC.

                                       and

                                Matthew Shocklee



PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EXECUTIVE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION IN PERFORMING YOUR DUTIES. THE COMPANY BELIEVES THAT THIS AGREEMENT STRIKES A FAIR BALANCE BETWEEN ITS INTERESTS AND YOUR NEEDS AND EXPECTATIONS.



                                      (1)

                              EMPLOYMENT AGREEMENT
                              --------------------

            This Employment Agreement is dated November 18, 1998 between Intelligroup, Inc., a New Jersey Corporation with offices at 499 Thornall Street, 11th Floor, Edison, NJ 08837 (the "Company"); and Matthew Shocklee (the "Executive") with an address at Centreville, Virginia.

                                   STATEMENTS
                                   ----------

      A. The Company is engaged in the business of the development and/or implementation of computer software and other technology products for its customers.

      B. The Executive has education and experience which would be useful to the Company in its business.

      C. It is in the Company's best interest to secure the services of the Executive and the Executive's specialized knowledge and unique capabilities with respect to the business of the Company.

      D. The Company and the Executive wish to set forth in writing the terms and conditions of the employment of the Executive.

      NOW, THEREFORE, the parties agree as follows:

                              ARTICLES OF AGREEMENT
                              ---------------------

ARTICLE 1.  EMPLOYMENT
----------------------

      1.1 The Company agrees to employ the Executive as Vice President, AMS and the Executive accepts such employment by the Company on the terms and conditions set forth in this Agreement. The Executive understands that notwithstanding the title, this position is not that of a corporate officer. The Executive agrees to serve the Company faithfully in this capacity, the duties and responsibilities of which may change from time to time.

      1.2 The Executive agrees to devote his best efforts, energies and skill to the discharge of his duties as Vice-President, and to this end he will devote his full time and attention (except for sick leave, vacations, and approved leaves of absences) exclusively to the business and affairs of the Company. During the term of employment, the Executive under no circumstances may work for a competitor of the Company or have any financial interest in any competitor of the Company; provided, however, that this Agreement does not prohibit investment of a reasonable part of the Executive's assets in the stock or securities of any competitor whose stock or securities are traded on a national exchange, provided that this investment does not result in his collectively owning beneficially at any one time one percent (1%) or more of the equity of any company engaging in activities that are in competition with the Company or its affiliates.

      1.3 The Executive agrees and represents to the Company that the Executive is not subject to any existing contract which would affect or impede the Executive's ability to perform in accordance with the terms of this Agreement, including, by way of example, any restrictive covenants of past employers that would prohibit the Executive's acceptance of the terms of this Agreement. The Executive agrees not to disclose to the Company any confidential information or trade secrets of others for which he may be under an obligation to a third party not to disclose. The Executive also agrees not to breach any on-going fiduciary duty still owed to a previous employer nor to appropriate any trade secrets obtained while in the


                                      (2)
employ of such previous employer.

      1.4 The Executive hereby acknowledges that he is in a position of trust in performing services for the Company and its clients, including but not limited to obtaining access to confidential and trade secret information. The Executive represents and warrants that he has no criminal felony convictions involving drugs, theft or violent behavior within the past five (5) years. Furthermore, the Executive expressly authorizes the Company or its agents to conduct criminal background check to verify his/her above-stated representations.

ARTICLE 2.  BASE COMPENSATION
-----------------------------

      The Executive's compensation is specified in the Job Offer Letter, which is incorporated herein by reference and attached hereto as Exhibit "A" (the "Job Offer Letter").

ARTICLE 3.  FRINGE BENEFITS
---------------------------

      The terms of Executive's Fringe Benefits are outlined in the Job Offer Letter.

ARTICLE 4.  PAID TIME OFF
-------------------------

      The  terms of  Executive's  Paid  Time Off are  outlined  in the Job Offer
Letter.

ARTICLE 5.  REIMBURSEMENT OF EXPENSES
-------------------------------------

      The Company shall promptly reimburse Executive for reasonable business expenses incurred in performing Executive's duties and promoting the business of the Company, including, but not limited to, reasonable entertainment expenses and travel and lodging expenses, following presentation of proper documentation. The Company shall also promptly reimburse Executive for all reasonable expenses incurred in traveling between Centreville, Virginia, and Edison, New Jersey, including, but not limited to, airfare, cab fare, car rental, food and lodging.

ARTICLE 6.  TERM
----------------

      6.1   Term of Employment.  As used herein, the phrase "Term of Employment"
            ------------------
shall mean the period commencing on the first actual work day and ending on the day before the third anniversary of the first actual work day, provided, however, that as of the expiration date of each of (i) the initial Term of Employment and (ii) if applicable, any Renewal Period (as defined below), the Term of Employment shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or Executive provides (30) days notice to the contrary.

      6.2   Termination Without Cause or By Executive With Good Reason.
            ----------------------------------------------------------

            6.2.1 Notwithstanding the foregoing, prior to the expiration of the Term of Employment, either party may terminate this Agreement without "Cause" (as defined below) upon thirty (30) days written notice of the effective date of such termination. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Executive his salary and benefits owing to Executive through the effective date of termination; and if it has not previously been paid to Executive, any variable incentive compensation or bonus compensation to which Executive had become entitled prior to the effective date of such termination. Executive shall also be entitled to any reimbursement owed him in accordance with Article 5. Executive's obligations under Paragraphs 7 and 8 of this Agreement shall survive the termination of Executive's employment, and shall continue pursuant to the terms and conditions of this Agreement.

            6.2.2 If the Company terminates this Agreement without Cause as is provided for in



                                      (3)
subparagraph 6.2.1. above, or if Executive terminates this Agreement for "Good Reason" (as defined below), Executive shall (i) be entitled to the payment of $260,000.00 in a lump sum, payable within thirty (30) days after the effective date of termination and (ii) receive vesting credit for the stock option plans in which the Executive is a participant for the full year in which the termination occurs. Executive shall only be entitled to payment and benefits provided for in this subparagraph 6.2.2. if, and only if, Executive signs a valid general release of all claims against the Company in a form provided by the Company.

            6.2.3 For purposes of this Agreement, "Good Reason" shall mean, without the express written consent of Executive, the occurrence of any of the following events unless such events are fully corrected within 30 days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth below:

                  (i) a material breach by the Company of any material provision of this Agreement;

                  (ii) the assignment to Executive of any significant duties inconsistent with Executive's position in the Company or a material adverse alteration in the nature or status of Executive's responsibilities;

                  (iii) requirement that Executive relocate his residence to a place other than Centreville, Virginia, without the approval of Executive.

      6.3   Termination by Employer for Cause, Death or Disability.
            ------------------------------------------------------

            6.3.1 Notwithstanding the foregoing, prior to the expiration of the Terms of Employment, this Agreement may be terminated by the Company for "Cause" or because of the "Disability" of the Executive (as defined below), or it may be terminated by the death of the Executive. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Executive his salary and benefits owing to Executive through the effective date of such termination; and if it has not previously been paid to Executive, any variable incentive compensation or bonus to which Executive had become entitled prior to the effective date of such termination. Executive shall also be entitled to any reimbursement owed him in accordance with Article 5. Executive's obligations under Paragraphs 7 and 8 of this Agreement shall survive the termination of Executive's employment, and shall continue pursuant to the terms and conditions of this Agreement.

            6.3.2 Cause for Termination shall include but is not limited to the following conduct of the Executive:

                  (i) Material breach of any provision of this Employment Agreement by the Executive, provided the Executive is given reasonable notice and a reasonable opportunity to cure such breach if the breach is of a nature amenable to cure within a reasonable time without prejudice to the Company's interests.

                  (ii) Misconduct as an Executive of the Company, including but not limited to: misappropriating funds or property of the Company; any attempt to obtain any personal profit from any transaction in which the Executive has an interest that is adverse to the Company or any breach of the duty of loyalty and fidelity to the Company; or any other act or omission of the Executive which materially damages the business of the Company.

                  (iii) Unreasonable neglect or any refusal to perform the duties appropriately assigned to the Executive under or pursuant to this Employment Agreement.

                  (iv) Conviction of a felony or plea of guilty or no lo contendre to a felony; and


                                      (4)

                  (v) Acts of dishonesty or moral turpitude by the Executive that are materially detrimental to the Company or any other act or omission that causes the Company to be in violation of governmental regulations that subjects the Company either to sanctions by governmental authority or to civil liability to its Executives or third parties.

            6.3.3 Death.   The  period of  active  employment of  the  Executive
                  -----
hereunder shall terminate automatically in the event of his death.

            6.3.4 Disability. In the event that the Executive shall be unable to
                  ----------
perform duties hereunder for a period of ninety (90) consecutive calendar days by reason of disability as a result of illness, accident or other physical or mental incapacity or disability, the Company may, in its discretion, by giving written notice to the Executive, terminate the Executive's employment hereunder as long as the Executive is still disabled on the effective date of such termination.

            6.4   Termination  by  Mutual  Agreement.   This  Agreement  may  be
                  ----------------------------------
terminated at any time by mutual agreement of the Executive and the Company.

ARTICLE 7.  CONFIDENTIALITY
---------------------------

      7.1 The Company has acquired and developed, and will continue to acquire and develop, without limitation, technical information (including functional and technical specifications, designs, drawings, analysis, research, processes, systems and procedures, computer programs, methods, ideas, "Company know how" and the like), business information (sales and marketing research, materials, plans, accounting and financial information, credit information on customers, lists containing the names, addresses and business habits of customers, sales reports, price lists, personnel records including names, addresses and salaries of Intelligroup Executives, contractors, and subcontractors and the like) whether or not designated as confidential and other information designated as confidential expressly or by the circumstances in which it is provided (all of the foregoing is referred to as the "Proprietary Information"). This excludes common and generic information as set forth by federal and state law or generally known in the industry through no fault of the Executive.

      7.2 The Proprietary Information is confidential, important, and unique to the Company's business. The Company and the Executive acknowledge the Proprietary Information represents trade secrets of the Company.

      7.3 For the Company to protect the Proprietary Information properly, the Executive recognizes it is essential that confidentiality be maintained by the Executive and that certain restrictions be imposed upon the Executive during the course of employment and continuing thereafter.

      7.4 The Executive agrees to keep all Proprietary Information confidential. The Executive agrees to refrain from communicating or divulging any of the Proprietary Information to any person, firm or corporation or to use the proprietary information for any purpose other than a Company purpose during the term of employment and at all times following the termination of this Agreement for any reason whatsoever.

      7.5 The Company has acquired and developed, and will continue to acquire and develop, Proprietary Information, and during the Term of Employment the Executive will acquire Proprietary Information about the business of the Company's customers or other parties (such as a licensor or contractor) with whom the Company does business under circumstances requiring confidentiality. The Executive agrees to treat the information acquired about the Company's customers and licensors at least in the same manner and under the same restrictions of this Article 7 or in a manner contractually required by any such customer or third party to provide greater security to such customer or third party.


                                      (5)

      7.6 Notwithstanding the foregoing restrictions, the Executive may disclose any information to the extent required by an order of any U.S. federal or state court or other federal or state governmental authority, but only after the Company or its clients or contractors, as the case may be, have been so notified and have had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure.

      7.7 Upon the request of the Company or upon the termination of this Agreement, the Executive will cause to remain with the Company all memoranda, notes, records, drawings, manuals, disks, or other documents and media pertaining to the Company's business, including all copies of such.

      7.8 The provisions of this Article 7 shall survive the Termination of this Agreement.

ARTICLE 8.  RESTRICTIVE COVENANT; NONINTERFERENCE WITH CUSTOMER AND
-------------------------------------------------------------------
COMPANY PERSONNEL RELATIONS
---------------------------

The Executive covenants and agrees that during the term of employment and for a period of one year following the termination of employment for any reason whatsoever or no reason, the Executive shall not directly or indirectly do any of the following without the written consent of a Company executive:

      8.1 Solicit or accept any similar business from a person, firm or corporation that is a customer of the Company with whom the Executive had any substantive business dealings on the Company's behalf during the time the Executive is employed by the Company; and

      8.2 Solicit or accept any similar business similar to that provided by the Company from any person, firm or corporation that is an active (significant progress made toward closing business) prospective customer of the Company with whom the Executive had any substantive business dealings on the Company's behalf during the term of employment.

      8.3 Solicit, persuade, induce, entice or attempt to entice, cause or attempt to cause, any Executive or individual contractor of the Company to terminate his or her employment or contractual relationship with the Company.

      8.4 Solicit, persuade, induce, entice or attempt to entice, cause or attempt to cause, any customer of the Company to terminate its business relationship with the Company. For the purpose of this paragraph, such customer shall include as well firms, companies or other business entities that have been customers of the Company within the 12 months preceding Executive's termination but may not be actual customers at the time of termination.

      8.5 The restrictions of this Article 8 shall survive the termination of this Agreement.

ARTICLE 9.  REMEDIES OF COMPANY
-------------------------------

      9.1   The  Executive   acknowledges  the  restrictions   imposed  by  this
Agreement are reasonable and are necessary to protect the legitimate business interests of the Company.

      9.2 If the Executive breaches or threatens to breach any of the restrictions imposed by this Agreement, the Executive agrees the Company would suffer irreparable harm for which money would be an inadequate remedy. Accordingly, the Executive agrees that the Company has the right to obtain injunctive or other equitable relief in addition to any other available remedies and the Company shall have the additional right to recover from the Executive court costs and reasonable attorneys fees incurred by the Company in protection of its interests hereunder.

                                      (6)

ARTICLE 10.  BINDING EFFECT
---------------------------

      This Agreement is binding upon, inures to the benefit of and is enforceable by the heirs, personal representatives, successors and permitted assigns of the parties. This Agreement is not assignable by the Executive. Nor may the obligations of the Executive be delegated to any person or other entity. The Company may assign this Agreement without the consent of the Executive to a subsidiary of the Company, to an entity that acquires the Company, to an entity with which the Company merges or to an entity which is acquired by the Company.

ARTICLE 11.  INVENTIONS, TRADEMARKS, PATENTS AND OTHER WORK PRODUCTS
--------------------------------------------------------------------

      11.1 Unless otherwise authorized in writing by the Company and to the extent the Executive generates works of authorship, copyrights, inventions, trademarks, trade dress or other such work products dealing with the nature of the Company's business (collectively the "Works") during the terms of employment by the Company, or uses the premises, facilities or time of the Company to create or fix the Works, the Executive shall and hereby does convey, assign and transfer ownership to the Company of all right, title and interest in and to all the Works throughout the world, including but not limited to any and all copyright, patent, trademark and trade dress rights. Whenever permitted by law, the Company shall have the exclusive right to obtain copyright, patent and/or trademark registration or other protection in the Works in its own name as inventor, author and owner and to secure any renewals and extensions of such rights throughout the world.

      11.2 The Executive hereby acknowledges that the Executive retains no rights whatsoever with respect to the Works, including but not limited to any rights to reproduce the Works, prepare derivative works based thereon, file copyright or trademark applications for the Works, distribute copies of the Works in any manner whatsoever, exhibit, use or display the Works publicly or otherwise, or license or assign to any third party the right to do any of the foregoing, except as otherwise authorized in writing by the Company.

      11.3 The Executive agrees to execute any documents as may be reasonably required by the Company to effect the Company's ownership rights as provided herein or to otherwise further the purpose of this Agreement.

      11.4 The Company shall be entitled to a shop right with respect to any of the Works created by the Executive that is not assignable to the Company under the terms of this Agreement. In the event of termination, expiration or invalidation of this Agreement by statutory construction, judicial interpretation or other means, Executive agrees that the Company has absolute rights of first refusal to acquire any remaining portion or extension of the copyright term in the Works.

ARTICLE 12.  NO OFFSET
----------------------

      The amount of any payment or benefit provided for in this Agreement, including welfare benefits, shall not be reduced by any compensation or benefits earned by or provided to Executive as the result of employment by another employer after termination of Executive's employment with the Company.

ARTICLE 13.  TAXES
------------------

      All payments to be made to Executive under this Agreement will be subject to any applicable withholding of federal, state and local income and employment taxes.

ARTICLE 14.  NOTICES
--------------------

      All notices under this Agreement shall be made in writing and shall be deemed given when (1) delivered in person, (2) deposited in the U.S. mail, first class, with proper postage prepaid and properly


                                      (7)
addressed to the address first set forth above, unless changed by notice in writing signed by the addressee, or (3) deposited in the U.S. mail, first class, with proper postage prepaid and properly addressed to the address first set forth above, unless changed by notice in writing signed by the addressee, by certified mail, return receipt requested, or (4) delivered by an overnight or other express delivery service carrier, or (5) sent through the interoffice delivery service of Employer, if the Executive is still employed by the Company at the time.

ARTICLE 15.  GOVERNING LAW AND JURISDICTION
-------------------------------------------

      This Agreement is governed by and is to be construed and enforced in accordance with the laws of New Jersey as though made and to be fully performed in New Jersey (without regard to the conflicts of law rules of New Jersey). All disputes arising under this Agreement are to be resolved in the courts of the State of New Jersey. If any party desires to commence an action to enforce any provision of this Agreement, such action must be instituted in the appropriate New Jersey court. The parties consent to the jurisdiction of the New Jersey courts. The parties agree that the courts of the State of New Jersey are to have exclusive jurisdiction over this Agreement. The parties agree that service of any process is effective if served in the manner that a Notice may be served pursuant to this Agreement.

ARTICLE 16.  SEVERABILITY
-------------------------

      The invalidity or unenforceability of any provision of this Agreement does not in any manner affect any other provision. If any provision is determined to be invalid or unenforceable, this Agreement is to be construed as if the invalid or unenforceable provision was omitted.

ARTICLE 17.  POST-EMPLOYMENT OBLIGATION
---------------------------------------

      17.1 Company Property. All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business that the Executive shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, Executive shall promptly return to the Company all property of the Company in his possession. Executive further represents that he will not copy or cause to be copied, print out, or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Executive additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

      17.2 Cooperation. Executive agrees that both during and after his employment he shall, at the request of the Company, render all assistance and perform all lawful acts that the Company considers necessary or advisable in connection with any litigation involving the Company or any director, officer, employee, shareholder, agent, representative, consultant, client, or vendor of the Company.

ARTICLE 18.  MISCELLANEOUS
--------------------------

      This Agreement shall also be subject to the following miscellaneous considerations:

      18.1 Executive and the Company each represent and warrant to the other that he or it has the authorization, power and right to deliver, execute, and fully perform his or its obligations under this Agreement in accordance with its terms.

      18.2 Any rights of Executive hereunder shall be in addition to any rights Executive may otherwise have under benefit plans, agreements, or arrangements of the Company to which he is a party or in which he is a participant, including, but not limited to, any Company-sponsored employee benefits plans and profit sharing. Provisions of this Agreement shall not in any way abrogate Executive's rights under such other plans, agreements or arrangements.


                                      (8)

ARTICLE 19.  AMENDMENTS AND NON-WAIVER
--------------------------------------

      This Agreement, including this Article 19, may only be changed or amended by a written agreement signed by a Company Corporate Officer and the Executive. A waiver by the Company of a breach of any provision of this Agreement by the Executive is not to be construed as a waiver of any other current or subsequent breach.

ARTICLE 20.  ENTIRE AGREEMENT
-----------------------------

      20.1 This Agreement, together with the Job Offer Letter, contains the entire understanding of the parties with respect to the matters set forth herein. Each party acknowledges that there are no warranties, representations, promises, covenants or understandings of any kind except those that are expressly set forth in this Agreement. This Agreement supersedes any previous agreements between the parties.

      20.2 Executive represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of the Agreement, that he is competent to execute this Agreement, that his decision to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into this Agreement, and that he has read this document in its entirety and fully understands the meaning, intent, and consequences of this Agreement.


      IN WITNESS WHEREOF, the parties have signed this Agreement.

                                                INTELLIGROUP, INC.

Dated:                                      By: /s/ Stephen A. Carns
      ---------------------                     --------------------------------
                                                Stephen A. Carns
                                                President and CEO


Dated:    11/23/98                              /s/ Matthew P. Shocklee
      ---------------------                     --------------------------------
                                                Matthew Shocklee

                                      (9)